                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-1A of our reports dated February 17, 2000 relating to the financial statements, which appear in the 1999 Annual Reports to Shareholders of Frank Russell Investment Company, which are incorporated by reference in this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/
---------------------------
PricewaterhouseCoopers LLP


Seattle, Washington
April 24, 2000